Zion Oil & Gas Newsletter

February 5, 2010

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Dear Shareholder and/or Friend of Zion...

On Monday, February 1st, I was extremely happy to welcome to Zion, Mr. William (Bill) Ottaviani, Zion's newly appointed President and Chief Operating Officer.

Bill Ottaviani

You can read the details in the press release, but I'll mention that Bill Ottaviani is a Petroleum Engineer with an MBA who has spent 25 years working for Chevron.

As I noted in the press release:

“Bill Ottaviani joins Zion with a proven industry track record and will greatly strengthen our managerial and operational competence. Bill is a first class oil and gas professional who has the experience, the ability and the specific skill-set to provide Zion with fundamental operational and technical direction, help us to implement our multi-well strategy and achieve success with our operations.”

The past week has been eventful, as you can read below. The path of true love and drilling oil and gas wells is seldom smooth it seems.

On Wednesday, there was good news for Israel, as a new natural gas discovery was announced, off the coast of Israel, in the 'Mira' and 'Sarah' prospects. The two finds of 'up to 6 trillion cubic feet (TCF)' of natural gas may be worth as much as $6 billion, using current market evaluations.

One headline noted: 'Israel has significant offshore gas potential'. Zion's job is to show the onshore potential by having an oil and gas discovery onshore... and as soon as possible...

Left to Right: Richard Rinberg (Zion's CEO), Sandra Green (Zion's CFO), Cetin Mumcuoglu (AME's General Manager), Murat Bumin (AME's Business Development Manager), Dogan Layiktez (AME Executive), John Brown (Zion's Founder and Chairman).

In the latter part of the week, we were happy to greet the management team from Aladdin Middle East Ltd (AME), who visited Israel from Ankara, Turkey, so that we could hold discussions regarding Zion's future drilling plans. Our meetings were both enjoyable and productive.

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 Here is this week's operations update.

Drilling Operations at the Elijah #3 Well

The Elijah #3 site

In last week's update, I noted that we had drilled the Elijah #3 to a depth of approximately 10,938 feet (3,334 meters) and that the drill string was stuck within the Asher Volcanics section of the hole and that we were working through the problem and were ‘cautiously optimistic’ about resuming drilling soon.

After achieving initial success in retrieving a significant portion of the stuck pipe, progress slowed to the point where we felt it best to pause and reassess how best to address the challenge of recovering the pipe and resume drilling through the Asher Volcanics to our target depth.  To that end, we felt it prudent to temporarily suspend drilling activity at the Elijah #3 well, while we consider the various options in front of us. These options include, in part, a resumption of fishing operations using a modified recovery system or sidetracking the stuck pipe by directionally drilling a new bore hole adjacent to the current hole (taking advantage, of course, of the three kilometers already drilled).

Each option under consideration requires time to procure the necessary equipment and services to execute the new operation (since much of what is needed is unavailable here in Israel).

Rather than putting everything in “standby” mode for several weeks while waiting to resume work on the Elijah #3 well, we decided to move the rig and its ancillary equipment to the Ma’anit-Rehoboth #2 well, in order to begin production testing operations as soon as possible (see summary below).

We have every expectation to resume activity on the Elijah #3 well in the not-too-distant future. Based on our current geologic assessment, we remain excited about the hydrocarbon potential in this region and look forward to ‘making hole’ once again at this location. However, the fact that the Elijah #3 well sits on a volcanic section does complicate our decision making process.

The Ma'anit-Rehoboth #2 Well

The Ma'anit-Rehoboth #2 Well Site, showing the well head

The Ma'anit-Rehoboth #2 well was drilled to a depth of 17,913 feet (5,460 meters). The well penetrated a number of geologic formations that have been preliminarily deemed to have hydrocarbon potential and we retrieved a small quantity of crude oil.

In last week’s report I noted the chemical composition of the oil indicated that it was not, as we expected, from the Triassic geological period, but from the Cretaceous geological period and similar in nature to that recovered by others in the Dead Sea area.  While the full implication of this assessment is still uncertain, the good news is that Israel has a very large extent of late Cretaceous source rock suggesting a possible correlation to the potential quantities of oil that may lie underneath Israel's continental shelf.

Since we completed drilling the well, we have observed evidence of reservoir pressure and the presence of potential hydrocarbons at the surface.  Now we are positioning ourselves to see what evidence lies within the rocks themselves.

As noted in the Elijah #3 summary above, we are in the process of mobilizing the drilling rig from that well to the Ma’anit-Rehoboth #2 well.  While we are not planning to do any further drilling at this time at the Ma’anit-Rehoboth #2 well, the added horsepower that this rig provides gives us greater operational flexibility to perform certain completions/testing work that may not be possible with other, smaller workover rigs.

Our geologists have identified several potential hydrocarbon-bearing intervals from the diagnostic data acquired when this well was drilled.  We are currently fine-tuning our plans for production testing these intervals and, subject to equipment availability, should begin well operations in approximately two weeks time.

Ironically, the temporary suspension of operations at the Elijah #3 well allows us to start the testing procedures at the Ma’anit-Rehoboth #2 well much sooner than our previously anticipated schedule.

So while we temporarily step back from one well to reconfigure our next steps, we quickly ramp-up activity at another, as we continue on our unwavering quest for the 'treasure hidden deep beneath the Promised Land'.

The Issachar-Zebulun Permit Area

This past week, Zion and the Geophysical Institute of Israel (GII) signed an Agreement for GII, on behalf of Zion, to acquire approximately 30 kilometers of field seismic, in Zion's Issachar-Zebulun Permit area. The field work is scheduled to begin in mid-April 2010 and last until mid-May 2010.

"In your good pleasure, make Zion prosper..."

Psalm 51:18

Thank you for your support of Zion, and

 Shalom from Israel

 Richard Rinberg

 CEO of Zion Oil & Gas, Inc.

www.zionoil.com

FORWARD LOOKING STATEMENTS: Statements in this communication that are not historical fact, including statements regarding Zion's planned operations, geophysical and geological data and interpretation, anticipated attributes of geological strata being drilled, drilling efforts and locations, the presence or recoverability of hydrocarbons, timing and potential results thereof and plans contingent thereon and sufficiency of cash reserves are forward-looking statements as defined in the "Safe Harbor" provisions of the Private Securities Litigation Reform Act of 1995. These forward looking statements are based on assumptions that are subject to significant known and unknown risks, uncertainties and other unpredictable factors, many of which are described in Zion's periodic reports filed with the SEC and are beyond Zion's control. These risks could cause Zion's actual performance to differ materially from the results predicted by these forward-looking statements. Zion can give no assurance that the expectations reflected in these statements will prove to be correct and assumes no responsibility to update these statements.

Contact Information
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More information about Zion is available at www.zionoil.com or by contacting Michael Williams at Zion Oil & Gas, Inc., 6510 Abrams Rd., Suite 300, Dallas, TX 75231; telephone 1-214-221-4610; email: dallas@zionoil.com
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